Exhibit 99.2

August 13, 2024

greenlane

Greenlane Announces Closing of $6.5 Million Private Placement Priced At-the-Market Under Nasdaq Rules

BOCA RATON, FL / ACCESSWIRE / August 13, 2024 /Greenlane Holdings, Inc. ("Greenlane" or the "Company") (NASDAQ:GNLN), one of the premier global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced the closing of a private placement with a single institutional investor for aggregate gross cash proceeds of $6.5 million, before deducting fees to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes.

In connection with the private placement, the Company issued an aggregate of 2,363,637 units and pre-funded units. The pre-funded units will be sold at the same purchase price as the units, less the pre-funded warrant exercise price of $0.00001. Each unit and pre-funded unit will consist of one share of common stock (or one pre-funded warrant) and two common warrants, each exercisable for one share of common stock at an exercise price of $2.50 per share. The common warrant will be exercisable on the initial exercise date described in the common warrant and will expire 5 years from such date.

Aegis Capital Corp. acted as the Exclusive Placement Agent for the private placement. Sichenzia Ross Ference Carmel LLP served as counsel to the Company for the private placement. Kaufman & Canoles, P.C served as counsel to Aegis Capital Corp. for the private placement.

The securities described above are being sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the Securities and Exchange Commission (the "SEC") covering the resale of the shares of common stock sold in the private placement and the shares of common stock issuable upon exercise of the pre-funded warrants and the warrants sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenlane Holdings, Inc.

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform.

We proudly offer our own diverse brand portfolio and our exclusively licensed Marley Natural and K.Haring branded products. We also offer a carefully curated set of third-party products through our direct sales channels and our proprietary, owned and operated e-commerce platforms which include Vapor.com, PuffItUp.com, HigherStandards.com, Wholesale.Greenlane.com and MarleyNaturalShop.com.

For additional information, please visit: https://investor.gnln.com. For additional information, please visit: https://gnln.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Greenlane and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Greenlane has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission ("SEC"), including under the caption "Risk Factors" in Greenlane's Annual Report on Form 10-K filed for the year ended December 31, 2023 and the Company's other filings with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Investor Contact:

IR@greenlane.com

or

TraDigital IR
Kevin McGrath
+1-646-418-7002

kevin@tradigitalir.com

SOURCE: Greenlane Holdings, Inc.

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